EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED CERTIFIED
PUBLIC ACCOUNTING FIRM
      We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 24, 2005 relating to the consolidated financial statements and financial statement schedule, which appears in New Valley Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Miami, Florida
October 19, 2005